[LETTERHEAD OF KPMG LLP]

EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

The Board of Directors
1-800-FLOWERS.COM, Inc.

      We consent to the use of our report on the consolidated financial statements of The Plow & Hearth, Inc., included herein.


/s/ KPMG LLP

KPMG LLP

Roanoke, Virginia
August 2, 1999